                                                                EXHIBIT 10.20


                                   [CURRENCY]





The Industrial Credit & Investment
  Corporation of India Limited
163, Backbay Reclamation
Bombay 400 020

Dear Sirs:

        In consideration of your having agreed to grant to Moduler Electronics
(I) Pvt. Ltd. ("the Company"), the financial assistance in terms of the Foreign Currency Loan Agreement dated the 11th day of October 1994, we the Directors of the Company, do hereby, in pursuance of the said Loan Agreement, jointly and severally, undertake to you that we shall not demand or withdraw nor shall the Company repay any unsecured loans/deposits or any part thereof brought in/to be brought in by us for financing the capital cost and the requirement of working capital for the Company's project as per the Financing Plan approved by you so long as any moneys remain due by the Company to you under the said Loan Agreement or till the project is duly completed whichever is later without your prior approval.

                                    :  2  :


        We agree that if a dispute arises whether the Project is duly completed or not, your decision shall be final and binding on us.

        We note that such unsecured loans/deposits shall carry interest as may be agreed to by you. We further agree that the Company shall not pay any interest on such unsecured loans/deposits, if at the time of such payment, there is a default in the payment of installments of principal and/or interest due and owing by the Company to you.



                                        Yours faithfully,

                                        [SIG]

                                        /s/ M.L. Tandon

                                    :  3  :



        We note the above and agree and confirm that we shall not repay to the above mentioned the unsecured loans/deposits or any part thereof when received by us for financing the capital cost and the requirement of working capital for our Project as per the Financing Plan approved by you so long as any moneys remain due by us to you under the said Loan Agreement or till our Project is duly completed, whichever is later, without your prior approval. We shall pay such interest on the said unsecured loans/deposits as may be agreed to by you. We agree not to pay any interest on the said unsecured loans/deposits if at the time of such payment thee is a default in the payment of installments of principal and/or interest due and owing by us to you.



                                        For Moduler Electronics (I) Pvt. Ltd.


                                        [SIG]


                                        Director

Dated this 11th day of October 1994,

                                   [CURRENCY]




                                 LOAN AGREEMENT

                              FC-Foreign Currency






        THIS AGREEMENT made this 11th day of October One Thousand Nine Hundred and Ninety Four at Bombay between Moduler Electronics (I) Pvt. Ltd., a Company within the meaning of the Companies Act, 1956 (1 of 1956) and having its Registered Office at 406, Dalamal Towers, Nariman Point, Bombay 400 021 (hereinafter referred to as "the Borrower" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                      AND

        THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED, a public company incorporated under the Indian Companies Act, 1913 (7 of 1913) and having its registered office at 163, Backbay Reclamation, Bombay 400 020 (hereinafter referred to as "the Lenders" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                     : 2 :


                                  ARTICLE - I

                                  DEFINITIONS



1.1  The following terms shall have the following meanings:

(a)  "Due Date" means, in respect of

     i) an instalment of principal - the date on which the instalment falls due as stipulated in Schedule V hereto.

    ii)  interest - the date on which interest falls due as stipulated in
         Schedule V hereto.

   iii) commitment charge - the date on which commitment charge falls due as stipulated in Section 2.3 of Article II hereof.

                                     : 3 :


(b) "Financing Plan" means the financing plan as described in Schedule III hereto.

(c) "General Conditions" means the GENERAL CONDITIONS No. GC-FC-88 APPLICABLE TO FOREIGN CURRENCY LOANS PROVIDED BY FINANCIAL INSTITUTIONS.

(d) "Loan" or "Loans" - means the amounts of various foreign currencies specified in Section 2.1 of Article II hereof or their equivalents in other foreign currencies used for their purchase, agreed to be provided by the Lenders for the Project or (as the context requires) so much thereof as may be outstanding from time to time.

(e) "Project" - means the project to be financed as described in Schedule II hereto.


1.2  GENERAL CONDITIONS

        The Loan(s) hereby agreed to be granted by the Lenders shall be subject to the Borrower complying with the terms and conditions set out herein and also in the General Conditions a copy of which is annexed hereto. The General Conditions shall be deemed to form part of this Agreement and shall be read as if they are specifically incorporated herein.


                                  ARTICLE - II

                          AGREEMENT AND TERMS OF LOAN


2.1  AMOUNT AND TERMS OF LOAN

        The Borrower agrees to borrow from the Lenders and the Lenders agree to lend to the Borrower out of foreign currencies specified in Schedule IV hereto, on the terms and conditions contained herein as also in the General Conditions, the sums to the maximum extent in various foreign currencies set out in Schedule I equivalent in the aggregate to about Rs.803 lacs.


2.2  INTEREST

   i) The Borrower shall pay to the Lenders interest on the Loan(s) at the rate(s) and in the manner provided in Schedule V hereto.

  ii) Disbursements made pending creation of final security as stipulated in
      Article III hereof shall carry further interest at the rate of 1% per annum till creation of such security.

                                     : 4 :


 iii) Provided however, interest on rupee tied defaulted amounts, arrears of liquidated damages and sums incurred by the Lenders by way of expenses in terms of Sections 4.11, 4.5 and 4.7 respectively of the General Conditions shall be payable quarterly on January 1, April 1, July 1 and October 1.


2.3  FRONT END FEE

        The Borrower shall pay to the Lenders Front End Fee of 1.05% of the Loan on or before signing this Agreement.


2.4  LAST DATE OF WITHDRAWALS

        Unless the Lenders otherwise agree, the right to make drawals from the Loan(s) shall cease on January 31, 1995.


2.5  REPAYMENT

        The Borrower undertakes to repay the principal amount of the Loan(s) in accordance with the Amortization Schedule set forth in Schedule VI hereto.


2.6  CONVERSION RIGHT IN CASE OF DEFAULT

        If the Borrower commits a default in payment or repayment of any instalment of principal amount of the Loans or interest thereon or any combination thereof, then, the Lenders shall have the right to convert (which right is hereinafter referred to as "the conversion right") at its option 20% of the rupee equivalent of the defaulted amount determined in accordance with
Section 4.11 of Article IV of the General Conditions into fully paid up equity shares of the Borrower, at par, in the manner specified in the notice in writing to be given by the Lenders to the Borrower (which notice is hereinafter referred to as the "notice of conversion") prior to the date on which the conversion is to take effect, which date shall be specified in the said notice (hereinafter referred to as the "date of conversion").

        i) On receipt of notice of conversion, the Borrower shall allot and issue the requisite number of fully paid-up equity shares to the Lenders as from the date of conversion and the Lenders shall accept the same in satisfaction of the said defaulted amount(s) in respect of the Loans to the extent so converted. The amount so converted shall cease to carry interest as from the date of conversion and the outstanding amount in respect of the loans shall stand correspondingly reduced. The equity shares so allotted and issued to the Lenders shall carry, from the date of conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Borrower. Save as aforesaid, the said shares shall rank pari passu with the existing equity shares of the Borrower in all respects. The Borrower shall, at all times, maintain sufficient unissued equity shares for the above purpose.

                                    :  5  :


   ii) The conversion right reserved as aforesaid may be exercised by the Lenders on one or more occasions during the currency of the Loan(s) on the happening of the default as specified in this Section.

  iii) The Borrower assures and undertakes that in the event of the Lenders exercising the right of conversion as aforesaid, the Borrower shall get the equity shares which will be issued to the Lenders as a result of the conversion, listed with the Stock Exchange(s) as Bombay.


                                 ARTICLE - III

                                    SECURITY


3.1  SECURITY FOR THE LOAN

(A) The Loan(s) together with all interest, liquidated damages, commitment charges premia on prepayment or on redemption, costs, expenses and other monies whatsoever stipulated in this Agreement shall be secured by: -

     a) a first charge by way of hypothecation in favour of the Lenders of all the Borrower's moveables (save and except book debts), including moveable machinery, machinery spares, tools and accessories present and future, subject to prior charges created and/or to be created:-

         i) in favour of the Borrower's Bankers on the Borrower's stocks of raw materials, semi- finished and finished goods, consumable stores and such other moveables as may be agreed to by the Lead Institution for securing the borrowings for working capital requirements in the ordinary course of business; and

        The charges referred to above shall rank pari passu with the mortgages and charges created and/or to be created in favour of ICICI for its existing loans.

(B) The borrower shall make out a good and marketable title to its properties to the satisfaction of the Lenders and comply with all such formalities as may be necessary or require for the said purpose.

                                    :  6  :

3.2  CREATION OF ADDITIONAL SECURITY

        If at any time during the subsistence of this Agreement, the Lenders is of the opinion that the security provided by the Borrower has become inadequate to cover the balance of the Loans then outstanding, then, on the Lenders advising the Borrower to that effect, the Borrower shall provide and furnish to the Lenders, to the satisfaction of the Lenders, such additional security as may be acceptable to the Lenders to cover such deficiency.

3.3  ACQUISITION OF ADDITIONAL IMMOVEABLE PROPERTIES

        So long as any monies remain due and outstanding to the Lenders, the Borrower undertakes to notify the Lenders in writing of all its acquisitions of immoveable properties and as soon as practicable thereafter to make out a marketable title to the satisfaction of the Lenders and charge the same in favour of the Lenders by way of first charge the same in favour of the Lenders by way of first charge in such form and manner as may be decided by the Lenders.

3.4  GUARANTEE

        The Borrower shall procure irrevocable and unconditional personal guarantee(s) from M.L. Tandon in favour of the Lenders for the due repayment of the Loans and the payment of all interest and other monies payable by the Borrower in the form prescribed by the Lenders and to be delivered to the Lenders before any part of the Loan is advanced. The Borrower shall not pay any guarantee commission to the said Guarantor.


                                  ARTICLE - IV

                       APPOINTMENT OF NOMINEE DIRECTOR(S)

        The Borrower agrees that the Lenders shall be entitled to appoint and withdraw from time to time One Director on the Board of Directors of the Borrower during the currency of this Agreement.


                                  ARCICLE - V

                               SPECIAL CONDITIONS


        The loan(s) hereby granted shall also be subject to the Borrower complying with the special conditions set out in Schedule VII hereto.

                                    :  7  :


                                  ARTICLE - VI

                          EFFECTIVE DATE OF AGREEMENT


        This Agreement shall become binding on the Borrower and the Lenders on and from the date first above written. It shall be in force till all the monies due and payable under this Agreement are fully paid of.

                                    :  8  :

                                   SCHEDULE I

                              PARTICULARS OF LOANS


          NAME OF THE LENDER                               LOAN
          ------------------                               ----

                                              RC      Equal US$    (Rs. in lacs)
                                             ---      ---------    -------------
The Industrial Credit and Investment         US$      16,50,375        520
  Corporation of India Limited (ICICI)       SGD       8,45,395        266
163 Backbay Reclamation                      BEF          6,627          2
Bombay 400 020                               YEN         47,603         15
                                                      ---------        ---
                                           TOTAL      25,50,000        803
                                                      =========        ===


                                    :  9  :

                                  SCHEDULE II

                                    PROJECT

         The Loan(s) shall be utilised by the Borrower for import of Capital Goods under Open General Licence.

         The Rupee figure has been arrived at on the basis of rates of exchange of the foreign currencies involved prevailing at the time of sanction of the Loan(s) and is subject to revision based on the fluctuations in foreign currency rates.

                                    :  10  :


                                  SCHEDULE III

                                 FINANCING PLAN


A. The total estimated cost of the project is Rs.2274 lacs made up as under:

                                                (Rc in lacs)
                                                       Rupee equivalent
                                            Rupee      of foreign currency
                                            Cost             cost
                                            -----      -------------------
Plant & Machinery -
  a) Imported
      i) CIF value                                            910
Technical know-how fees                                       630
Miscellaneous fixed assets                    75
Preoperative expenses                         15
Contingencies                                 50
Margin money for working capital             594
                                            ----            -----
                                             734            1,540
                                                            -----
Total of Rupee & foreign currency cost                      2,274
                                                            =====

B.      The proposed sources of financing are as follows:

                                         (Rs. in lacs)
(1)  SHARE CAPITAL
      a) Promoters                            200
(2)  FOREIGN CURRENCY LOANS
      a) ICICI                                803
(3)  DEFERRED PAYMENTS
      Technical knowhow fees                  630
(4)  UNSECURED LOANS FROM PROMOTERS           641
                                            -----
                                            2,274
                                            =====

                                    :  11  :


                                  SCHEDULE IV

                          (Particulars of ICICI Loans)


The Loan referred to in Section 2.1 herein is comprised of the following:-

   i) US $ 16,50,375
  ii) SGD  12,85,000
 iii) BEF   2,15,900
  iv) YEN  46,87,500

which is agreed to be provided as follows:-

   i) US $ 16,50,375
  ii) SGD  12,85,000
 iii) BEF   2,15,900
  iv) YEN  46,87,500

      equivalent in the aggregate to US$ 25,50,000 (hereinafter referred to as the "US Dollars Loan - 1994") (which expression shall, unless expressly provided otherwise, mean the aggregate to the amounts of various foreign currencies used for their purchase expressed in US$ equivalent or so much as may be outstanding from time to time) out of the US Dollars available with ICICI.

                                    :  12  :

                                   SCHEDULE V

                                     PART I

                                   SUB PART Y

                            (US DOLLAR LOAN - 1994)


        The following provisions shall apply to the US Dollars Loan - 1994 :

I.  REPAYMENT

        The US Dollar Loan - 1994 is repayable in accordance with the amortization schedule set forth in Schedule VI. The amortization schedule has been drawn up on the basis of the aggregate US $ equivalent of the foreign currencies involved at the rates of exchange prevailing at the time of each disbursement. In such an event the Borrower shall, unless otherwise determined by ICICI, repay to ICICI, the principal amount of the US Dollar Loan - 1994 in accordance with the amortization schedule as of revised.

        All sums payable by the Borrower under this Agreement, shall be paid in full without set off or counter claim and without any deduction or withholding on account of any present or future taxes, levies, imposts, duties, charges or withholdings of any future taxes, levies, imposts, duties, charges or withholdings of any nature or otherwise imposed in India or by any taxing authority in India.

II.  INTEREST:

        The Borrower shall pay to ICICI interest on the principal amount of the US Dollar Loan - 1994 outstanding from time to time quarterly in each year on January 1, April 1, July 1 and October 1 at the rate of US Dollar LIBOR +2.75% per annum.

III.  COMPUTATION OF INTEREST AND OTHER CHARGES:

        Interest and all other charges will be calculated on the basis of a 360 day year and the actual number of days elapsed.

IV.  PREPAYMENT

        Unless expressly agreed to by ICICI and subject to payment of such premium as may be stipulated by ICICI, the Borrower shall not be entitled to prepay in whole or in part, the US Dollar Loan - 1994 before the due date(s).

                                     : 13 :

                                  SCHEDULE VI

                      AMORTISATION SCHEDULE FOR ICICI LOAN

                                     IN US$

                                                                     Principle
                                                                      amount
                                                                    outstanding
    Date                                                               after
  payment                                 Payment of                   each
    due                                   Principle                   payment
  -------                                 ----------                -----------
                                                                     25,50,000
April 1, 1997..........................    1,96,150                  23,53,850
July  1, 1997..........................    1,96,150                  21,57,100
Oct.  1, 1997..........................    1,96,150                  19,61,550
Jan.  1, 1998..........................    1,96,150                  17,65,400
April 1, 1998..........................    1,96,150                  15,69,250
July  1, 1998..........................    1,96,150                  13,73,100
Oct.  1, 1998..........................    1,96,150                  11,76,950
Jan.  1, 1999..........................    1,96,150                   9,80,800
April 1, 1999..........................    1,96,150                   7,84,650
July  1, 1999..........................    1,96,150                   5,88,500
Oct.  1, 1999..........................    1,96,150                   3,02,350
Jan.  1, 2000..........................    1,96,150                   1,96,200
April 1, 2000..........................    1,96,200                          0
                                          ---------
        Total..........................   25,50,000
                                          =========

                                     [SEAL]

                                     : 14 :


                                 SCHEDULE - VII

                               SPECIAL CONDITIONS



1) The company shall obtain from the promoters, unsecured loans of Rs. 641 lacs for financing a part of the cost of the project. Such unsecured loans may carry interest at the rate of 17.5%p.a. or the rate of dividend paid on equity capital whichever is lower. The payment of interest on such unsecured loans and repayment thereof shall be subordinate to payment of interest and repayment of ICICI dues. Such unsecured loans shall not carry interest for the year in which the company has not paid dividends on its equity capital.

2) The company shall arrange with Tandon Associates Inc, USA for deferred payment of technical knowhow fees of Rs. 630 lacs over a period of 3 years begining in 1996 and ending in 1998. The payment of the deferred technical knowhow fees and royalty will be subordinate to payment of interest on and repayment of ICICI dues. Such deferred technical knowhow fees and royalty shall not carry any interest.

3) The Company does not undertake any new project or expansion or make any investment or take any assets on lease without prior approval of ICICI during the currency of ICICI loans.

4)  The company shall undertake in terms of section 6(g) of GC-FC-88.

5) The company undertakes that during the currency of the loans from ICICI, it shall not, without obtaining prior consent in writing of ICICI declare dividend in excess of the rate stipulated in the Loan Agreement nor declare any dividend on its share capital, if it fails to meet its obligations to pay interest and / or instalments and / or other moneys payable to ICICI so long as it is in default.

6) ICICI shall be entitled to appoint one nominee on the Board of Directors of the company during the currency of ICICI assistance.

                                     : 15 :



        IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto and to duplicate hereof and ICICI has caused this Agreement to be executed in duplicate on the day, month and year first above written as hereinafter appearing:



        THE COMMON SEAL of Moduler
        Electronics (I) Pvt. Ltd. has
        pursuant to the Resolution of its
        Board of Directors passed in that
        behalf on the 10th day of October
        1994 hereunto been affixed in the
        presence of Shri /s/    [SIG]              /s/       [SIG]
        Director who has signed these                 -------------------
        presents in token thereof and
        Shri
        Secretary/authorised person who
        has countersigned the same in
        token hereof.                              /s/       [SIG]
                                                       ------------------


        SIGNED AND DELIVERED by the
        withinnamed Lenders by the hand of
        Shri /s/ [SIG] an authorised               /s/       [SIG]
        official of ICICI.                             ------------------




                                    27/53

                               GENERAL CONDITIONS

                                  NO. GC-FC-88

                APPLICABLE TO FOREIGN CURRENCY LOANS PROVIDED BY

                             FINANCIAL INSTITUTIONS

                               TABLE OF CONTENTS
                               -----------------

ARTICLE NUMBER                       TITLE                          PAGE NO.
- --------------                       -----                          --------
      I              Applicability                                    01

      II             Definitions                                      01-02

      III            Approvals                                        02

      IV             Disbursement, Interest, Commitment               02-06
                     and other charges and Repayment

      V              Borrower's warranties                            06-07

      VI             Predisbursement conditions                       07-09

      VII            Conditions applicable during currency
                     of the Loan Agreement

                     1. Project                                       09-10

                     2. Utilisation of the Loans                      10

                     3. General Covenants                             10-14

                     4. Nominee Director                              14

                     5. Management                                    14-16

      VIII           Reports                                          16

      IX             Inspection                                       16

      X              Events of default and remedies                   17-20

      XI             Cancellation, suspension and termination         20-22

      XII            Waiver                                           22

      XIII           Applicability of other Statutes                  22

      XIV            Miscellaneous                                    22

                                   ARTICLE I

                                 APPLICABILITY


        The General Conditions set out herein shall, if the Loan Agreement so provides, be applicable to the foreign currency loans provided singly or jointly by the Industrial Development Bank of India (IDBI), The Industrial Finance Corporation of India (IFCI) and the Industrial Credit and Investment Corporation of India Limited (ICICI).

        If there is any inconsistency between these General Conditions and the Loan Agreement, the Loan Agreement will prevail.

        All the provisions of these General Conditions and the Loan Agreement shall have full force and effect till all monies due from the Borrower to the Lenders under the Loan Agreement are paid/repaid in full.


                                   ARTICLE II

                                  DEFINITIONS

        The following terms have the following meanings in these General conditions and in the Loan Agreement:

1. "Borrower" means the party to the Loan Agreement to which the Loans are made.

2. "Foreign Lending Agency" means the Agency providing foreign currency funds to the Lenders pursuant to terms of their Agreements.

3. "Lead Institution" means any one of the Lenders as may be designated by them from time to time, as their attorney in a particular loan transaction. In the event of any Lender granting loan(s) to the Borrower singly (and not jointly with other Lenders), the expression "Lead Institution" wherever it appears in these General Conditions or in the Loan Agreement shall mean only the "Lender".

4. "Lenders" means IDBI, IFCI and ICICI or anyone or more of them where the subject or context so admits.

5. "Loan Agreement" means the particular loan agreement and includes these General Conditions and applied thereto, and all schedules and amendments supplemental to the Loan Agreement.

6. "Loan" or "Loans" means amounts of various foreign currencies or their equivalents in other foreign currencies used for their purchase, agreed to be provided by the Lenders under the Loan Agreement or (as the context requires) so much thereof as may be outstanding from time to time.

7. "Project" means the project for which the Loans are agreed to be granted, as described in the Loan Agreement.

8. All other terms used in these General Conditions shall have the meanings assigned to them under the Loan Agreement.


                                  ARTICLE III

                                   APPROVALS


        Unless otherwise agreed to by the Lead Institution, the Borrower shall approach the Lead Institution for obtaining all consents and approvals required under the Loan Agreement. All acts and deeds done, and all consents and approvals given, by the Lead Institution shall be deemed to have been done and given by every Lender individually.


                                   ARTICLE IV

DISBURSEMENT, INTEREST, COMMITMENT AND OTHER CHARGES AND REPAYMENT

SECTION 4.1 - TERMS OF DISBURSEMENT

     (i) The Loans will be disbursed by the Lenders in such manner as may be decided by the Lenders subject to the Borrower complying with the provisions of the Loan Agreement and the disbursement procedure(s) stipulated by the Lenders (including production/execution of evidences/documents required for disbursement) and the expenditure incurred on the Project being in consonance with the details mentioned in the Loan Agreement.

    (ii) In the event of the Lenders agreeing to disburse any amount of the Loans pending creation of final security as stipulated in the Loan Agreement, the same may be disbursed on such terms as may be decided by the Lenders.

           All disbursements shall be by authorisation(s) and the collection/remittance charges will be borne by the Borrower. The interest on the Loans will accrue as from the value date as specified in the authorisation.

SECTION 4.2 - INTEREST

     (i) All interest on the Loans and on all other monies accruing due under the Loan Agreement shall, in case the same be not paid on the respective due dates, carry further interest at the applicable rate(s) under the Loan Agreement, computed from the respective due dates and shall become payable upon the footing of compound interest with quarterly/half yearly/yearly rests as provided in the Loan Agreement.

   (ii) All interest and other monies which shall accrue under the provisions of the Loan Agreement shall also be payable in the manner and on the dates as mentioned in the Loan Agreement for payment of interest on the principal amounts of the Loans.

SECTION 4.3 - COMMITMENT CHARGE

    (i) Commitment charge shall be payable in the manner and on the dates specified in the Loan Agreement.

   (ii) Arrears of commitment charge shall carry interest at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of default.

  (iii) Commitment charge shall be payable even though the Loans are ultimately cancelled or not availed of for any reason whatsoever.

   (iv) In the event of such cancellation, the commitment charge in respect of the Loans or any part thereof which has been cancelled, shall cease to accrue from the day on which the Borrower's request for cancellation is received by the Lenders.

SECTION 4.4 - REPAYMENT

    (i) The Lenders may, in suitable circumstances, revise, vary or postpone the repayment of the principal amounts of the Loans or the balance outstanding for the time being or any installments) of the said principal amounts of the Loans or any part thereof upon such terms and conditions as may be decided by the Lenders.

    (ii) In the event of any default in the payment of installment(s) of principal, any interest, commitment charge or liquidated damages, postponement, if any, allowed by the Lenders shall be at the rate of interest as may be stipulated by The Lenders at the time of postponement.

   (iii) If, for any reason, the amount finally disbursed by the Lenders out of the Loans is less than the amount of the Loans, the installment(s) of repayment of the Loans shall stand reduced proportionately but shall be payable on the due dates as specified in the Amortization Schedule(s) in the Loan Agreement.

SECTION 4.5 - LIQUIDATED DAMAGES ON DEFAULTED AMOUNTS

          In case of default in payment of installment(s) of principal, interest, commitment charge and all other monies (except liquidated damages) on their respective due dates, the Borrower shall pay on the defaulted amounts, liquidated damages at the rate of 2% per annum for the period of default. Liquidated damages shall be payable in the manner and on the dates as specified in the Loan Agreement for payment of interest. Arrears of liquidated damages shall carry interest at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of default.

4.6 - INCREASED COSTS

        In the event of the Lenders being called upon to pay any additional amount by the Foreign Lending Agency, in terms of their respective agreements, or on account of factors beyond the control of the Lenders, the Borrower shall reimburse all such amounts to the Lenders.

SECTION 4.7 - REIMBURSEMENT OF EXPENSES

   (i) The Borrower shall reimburse all sums paid by the Lead Institution/the Lenders under Article IV - Sections 4.6 and 4.10(f) Article VII - Sections 7.3(B)(v), 7.3(B)(vii), 7.5(vii), Article IX-Section 9(b)(iii) and Article X
- - Section 10.4 within 30 days from the date of notice of demand from the Lead Institution/Lenders. All such sums shall be debited to the Borrower's Loan Account and shall carry interest from the date of payment till such reimbursement at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of payment.

   (ii) In case of default in making such reimbursement within 30 days from the date of notice of demand, the Borrower shall also pay on the defaulted amounts, liquidated damages at the rate of 2% per annum from the expiry of 30 days from the date of notice of demand till reimbursement in accordance with the provisions of Section 4.5.

SECTION 4.8 - APPROPRIATION OF PAYMENTS

       a) Unless otherwise agreed to by the Lenders, any payments due and payable under the Loan Agreement and made by the Borrower shall be appropriated towards such dues in the following order, viz., -

      (i)  Premium on prepayment;
     (ii)  Costs, charges, expenses and other monies;
    (iii)  Interest on costs, charges, expenses and other monies;
     (iv)  Commitment charge;
      (v)  Interest on arrears of commitment charge;
     (vi)  Interest payable in terms of the Loan Agreement;
    (vii) Further interest and liquidated damages on defaulted amounts payable in terms of Section 4.2(i) and 4.5;
   (viii) Repayment of installments of principal due and payable under the Loan Agreement.

     b) Notwithstanding anything contained in Clause(a) hereinabove, the Lenders may, at their discretion, appropriate such payments towards the dues, if any, payable by the Borrower in respect of earlier loan(s) availed of by the Borrower from the Lenders in the order specified in the relative Loan Agreement(s).

4.9 - ALTERATION IN SOURCE(S) OF THE LOAN/CURRENCY/INTEREST SWAPS

        The Lenders may, at any time, in their absolute discretion, alter the sources from which the Loans or any part thereof is agreed to be provided/provided under the Loan Agreement. In such an event, the liability of the Borrower in respect of the Loans or such part thereof in respect of which the source(s) has been altered as regards rate(s) of interest, repayment(s) of principal and currencies and date(s) and mode of such payment/repayment shall be as applicable to the loan(s) out of such altered source(s) as intimated by the Lenders, which shall be final and binding on the Borrower.

        The Lenders may, at any time, in their absolute discretion, effect currency and/or interest rate swap for the Loans or any part thereof agreed to be provided/provided herein. In such an event, the liability of the Borrower in respect of which the Loans or such part thereof in respect of the currency or currencies of repayment/payment of principal, interest and all other monies payable hereunder/rate(s) of interest on principal of the Loans/or such part thereof shall be as intimated by the Lenders, which shall be final and binding on the Borrower.

SECTION 4.10 - PLACE AND MODE OF PAYMENT

        Notwithstanding anything contained hereinbefore, the Borrower shall make payments to each of the Lenders, whether of principal amount of the Loan, interest, commitment charge, premium on prepayment or on redemption, if any, in equivalent rupees in lieu of foreign currencies. For the purpose of this section, the following conditions shall apply: -

   a) The rupee sum shall be determined by the Lenders with reference to the actual cost to the Lenders (including all commission or other bank charges and out-of-pocket expenses) in remitting the foreign currencies on the due dates.

   b) The rupee sum shall be paid by the Borrower to the Lenders 15 days in advance of the due dates to enable the Lenders to remit the foreign currencies on the due dates.

   c) The rupee sum shall be paid by the Borrower to the Lenders by cheque or bank draft drawn on a Scheduled Bank in Bombay/New Delhi and the collection/remittance charges, if any, in respect thereof will be borne by the Borrower.

     d) Credit for all payments made by the Borrower in terms of Agreement by cheque/bank draft will be given only on realisation or on the relative due date, whichever is later.

     e) For the purpose of sub-section (a) hereof a statement signed by a designated officer of the Lenders shall be sufficient evidence of the costs, commission, expenses, etc.

     f) Any difference on account of exchange fluctuations in the rates of foreign currencies involved between the payment made by the Borrower to the Lenders and the actual cost to the Lenders as referred to in sub-section (a) above shall be borne by or be given credit to the Borrower.

          In the case of ICICI, if ICICI decides not to call for payment in equivalent rupees in the manner provided above, ICICI shall have the right to notify the Borrower the place or places where and the person or persons to whom the payments in foreign currencies falling due thereafter shall be made and all expenses involved in making payments in the manner so notified shall be borne by the Borrower.


SECTION 4.11 - RUPEE TYING OF DEFAULTED AMOUNTS

          Without prejudice to any of the obligations of the Borrower in terms of the Loan Agreement, in the event of default by the Borrower in making payment in discharge of any of its obligations under the Loan Agreement on the due dates then, notwithstanding anything to the contrary contained in the Loan Agreement, the liability of the Borrower thereafter in respect of such amounts shall be in rupees, which shall be determined and notified by the Lenders to the Borrower in accordance with the provisions of sub-section 4.10(a) hereinabove (hereinafter referred to as "the rupee tied defaulted amounts").

          Notwithstanding anything to the contrary contained in the Loan Agreement, the rupee tied defaulted amounts will carry interest and further interest from the respective due dates at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of default and shall be payable on the dates specified in the Loan Agreement.


                                   ARTICLE V

SECTION 5 - BORROWER'S WARRANTIES

          Except to the extent already disclosed in writing by the Borrower to the Lenders, the Borrower shall be deemed to have assured, confirmed and undertaken as follows:

(a)  DUE PAYMENT OF PUBLIC AND OTHER DEMANDS

          The Borrower is not in arrears of any public demands such as income-tax, corporation tax and all other taxes and revenues or any other statutory dues payable to the Central or State Government(s) or any local or other authority.

(b)    SELLING AND PURCHASING ARRANGEMENTS

          The Borrower has entered into requisite selling and purchasing arrangements to the satisfaction of the Lead Institution.

(c)    MANAGEMENT AGREEMENT

          The terms and conditions of appointment of Managing Director or any other person holding substantial powers of management, by whatever name called, shall be subject to the approval of the Lead Institution.

(d)  CONFLICT WITH MEMORANDUM AND ARTICLES OF ASSOCIATION

          Nothing in the Loan Agreement conflicts with the Memorandum and Articles of Association of the Borrower.

(e)    IMPORT LICENCE

          The Borrower has obtained import licence(s) with list of equipment/necessary information about eligibility, scope and validity of imports under Open General Licence for equipment to be imported for the Project, and final quotation therefor. The Borrower further undertakes to obtain information regarding changes in import policy, eligibility and scope of import and shall advise the Lenders in this regard from time to time.


                                   ARTICLE VI

                           PREDISBURSEMENT CONDITIONS

SECTION 6 - CONDITIONS PRECEDENT TO DISBURSEMENT

          The obligation of the Lenders to make disbursements under the Loan Agreement shall be subject to the Borrower performing all its obligations and undertakings under the Loan Agreement besides compliance by the Borrower with the Disbursement Procedure stipulated by the Lenders, such as submission of necessary information, documents, etc. to the satisfaction of the Lenders. Before seeking disbursement the Borrower shall also comply with the following conditions:

(a)    RAISING OF SHARE CAPITAL

          The Borrower shall raise share capital as stipulated in the Loan Agreement and the promoters shall subscribe to such share capital to the extent stipulated by the Lenders.

(b)    SECURITY IN FAVOUR OF THE LENDERS

          The Borrower shall create security as stipulated in the Loan Agreement in favour of the Lenders.

(c)    BORROWING FROM OTHER INSTITUTIONS/BANKS

          The Borrower shall enter into effective agreements with other institutions/banks in the form and substance satisfactory to the Lenders for raising of funds as per the Financing Plan.

(d)    NON-EXISTENCE OF EVENT OF DEFAULT

          The Borrower shall satisfy the Lenders that no event of default as defined in Article X hereof and no event which, with the lapse of time or notice and lapse of time as specified in Article X would become an event of default, has happened and been continuing.

(e)    DRAW DOWN SCHEDULE

          The Borrower shall, within a period of 30 days from the date of the Loan Agreement or such extended period as may be agreed to by the Lenders, supply to the Lenders full information regarding the orders for the equipment placed by it with its foreign suppliers and the schedule showing the dates on which it expects to establish Letters of Credit under the disbursement procedure and the dates on which payments under those Letters of Credit are expected to be made.

(f) LETTERS OF CREDIT

          The Borrower shall open Letter(s) of Credit for import of capital goods approved under the financing plan only through the Lead Institution/the Lenders.

(g)    COMPLIANCE WITH SPECIAL CONDITIONS

          The Borrower shall comply with such special conditions as may be stipulated by the Lenders at the time of communication of the sanction of the Loan or subsequently.

(h)    DETAILED REVIEW OF THE PROGRESS

          The Lenders shall have the right to review the cost of the Project before final disbursement of the Loan.

(i)      UNDERTAKING FOR MEETING SHORTFALL

          The Borrower shall procure undertaking(s) from such persons as may be specified by the Lead Institution in the form required by the Lead Institution whereby it/he/they shall take the responsibility for making arrangements satisfactory to the Lead Institution for meeting the shortfall, if any, in the resources of the Borrower for completing the Project and for working capital. The Borrower shall join in such undertaking as a confirming party. The funds brought in to meet the shortfall in the resources of the Borrower for completing the Project and/or working capital shall be in such form and manner and on such terms as may be required by the Lead Institution


                                  ARTICLE VII

             CONDITIONS APPLICABLE DURING CURRENCY OF THE LOAN AGREEMENT

SECTION 7.1 - PROJECT

            The Borrower shall,

(i)      PROJECT IMPLEMENTATION

          Carry out and operate the Project with due diligence and efficiency and in accordance with sound engineering, technical, administrative, financial, managerial and industrial standards and business practices with qualified and experienced management and personnel and in accordance with the Financing Plan and cause the financing specified in the Financing Plan to be applied exclusively to the Project.


(ii)     PROJECT CHANGES

          Promptly notify the Lead Institution of any proposed change in the nature or scope of the Project and of any event or condition which might materially and adversely affect or delay completion of the Project or result in substantial overrun in the original estimate of costs. Any proposed change in the nature or scope of the Project shall not be implemented or funds committed therefor without the prior approval of the Lead Institution.

(iii)    CONTRACT CHANGES

          Obtain prior concurrence of the Lead Institution to any material modification or cancellation of the Borrower's agreements with its machinery suppliers, collaborators, technical consultants and suppliers of raw materials.

(iv)     DELAY IN COMPLETING THE PROJECT

          Promptly inform the Lead institution of the circumstances and conditions which are likely to disable the Borrower from implementing the Project or which are likely to delay its completion or compel the Borrower to abandon the same.

SECTION 7.2 - UTILISATION OF THE LOANS

     (i) The Borrower shall use the Loans solely for the purposes described in the Loan Agreement and covenants that the capital goods and services purchased from the Loan shall be used exclusively in the carrying out of the Project.

   (ii) The Borrower shall purchase the capital goods and services to be financed out of the Loans at a reasonable price, account being taken also of other relevant factors such as time of delivery, efficiency, reliability of the goods, their suitability for the Project and availability of maintenance facilities and spare parts therefor and in the case of services, their quality and the competence of the parties rendering them.

  (iii) The Borrower shall not use the proceeds of the Loan for the purpose of trading in any other currency.

SECTION 7.3 - GENERAL COVENANTS

   (A) Without the prior approval of the Lead Institution, the Borrower shall not

(i)      NEW PROJECT

          Undertake any new project, diversification, modernisation or substantial expansion of the Project described herein. The word
"substantial" shall have the same meaning as under the Industries (Development and Regulation) Act, 1951.

(ii)     LOANS AND DEBENTURES

          Issue any debentures, raise any loans, accept deposits from public, issue equity or preference capital, change its capital structure, create any charge on its assets or give any guarantees. This provision shall not apply to normal trade guarantees or temporary loans and advances granted to staff or contractors or suppliers in the ordinary course of business or to raising of unsecured loans, overdrafts, cash credit or other facilities from banks in the ordinary course of business.

(iii)     PREMATURE REPAYMENT

            Prepay any loan availed of by it from any other party.

(iv)     COMMISSION

          Pay any commission to its promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any financial assistance obtained for or by the Borrower or in connection with any other obligation undertaken for or by the Borrower for the purpose of the Project.

(v)  DIVIDEND

          Declare or pay any dividend to its shareholders during any financial year unless it has paid all the dues to the Lenders up to the date on which the dividend is proposed to be declared or paid or has made satisfactory provisions therefor. Further, the Borrower shall not declare dividend to the equity shareholders in excess of 15% or the average of the dividend paid in the three preceding years, whichever is higher, without prior approval of the Lead Institution, which may be given conditionally.

(vi)     SUBSIDIARIES

          Create any subsidiary or permit any company to become its subsidiary.

(vii)     MERGER, CONSOLIDATION, ETC.

          Undertake or permit any merger, consolidation, reorganisation, scheme of arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction.

(viii)    INVESTMENTS BY BORROWER

          Make any investments by way of deposits, loans, share capital, etc. in any concern.

(ix)       REVALUATION OF ASSETS

            Revalue its assets at any time during the currency of the Loans.

(x)       TRADING ACTIVITY

          Carry on any general trading activity other than the sale of its own products.

  (B) Unless otherwise agreed to by the Lead Institution, the Borrower shall,

(i)    ACCOUNTING AND COST CONTROL SYSTEMS

          Promptly and diligently instal and thereafter maintain an accounting and cost control system satisfactory to the Lenders and maintain books of accounts and other records adequate to reflect truly and fairly the financial position of the Borrower and the results of its operations (including the progress of the Project) in conformity with sound accounting principles consistently applied. Such records and books shall be open to examination by the Lenders and any authorised representative of the Foreign Lending Agency.

(ii)     INFORMATION OF LOANS, GOODS, ETC.

          Provide to the Lenders all such information relating to the Loans, the goods and services financed out of the Loans, the Project and its operations and other related matters as the Lenders or the Foreign Lending Agency shall, from time to time, at their discretion request, including information relating to the administration, management and financial condition of the Borrower.

(iii) NOTICE OF WINDING UP OR OTHER LEGAL PROCESS

          Promptly inform the Lenders if it has notice of any application for winding up having been made or any statutory notice of winding up under the provisions of the Companies Act, 1956, or any other notice under any other Act or otherwise of any suit or other legal process intended to be filed or initiated against the Borrower and affecting the title to the properties of the Borrower or if a receiver is appointed of any of its properties or business or undertaking.

(iv)   ADVERSE CHANGES IN PROFITS AND PRODUCTION

          Promptly inform the Lead Institution of the happening of any labour strikes, lockouts, shutdowns, fires or any event likely to have a substantial effect on the Borrower's profits or business and of any material changes in the rate of production or sales of the Borrower with an explanation of the reasons therefor.

(v)  INSURANCE

       a) Insure and keep insured against such risks as may be determined by the Lenders all the goods to be imported for the purpose of the Project whether financed out of the proceeds of the Loans or not and in particular the goods to be financed out of the proceeds of the Loans as are of an insurable nature against all marine, transit and other hazards incidental to the acquisition, transportation and delivery of the goods to the place of use or installation and for such insurance any indemnity shall be payable in a currency freely usable by the Borrower to replace or repair such goods.

b) Keep insured up to the replacement value thereof as approved by the Lead Institution (including surveyor's and architect's fees) the properties charged/to be charged to the Lenders and such of its other properties as are of an insurable nature against fire, theft, lightning, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks, war risks and such other risks as may be specified by the Lead Institution.

       c) Duly pay all premia and other sums payable for that purpose. The insurance in respect of the properties charged/to be charged to the Lenders shall be taken in the joint names of the Borrower and the Lenders and any other person or institution having an insurable interest in the properties of the Borrower and acceptable to the Lead Institution. The Borrower shall keep deposited with the Lead Institution the insurance policies and renewals thereof.

  d) Agree that, in the event of failure on the part of the Borrower to insure the properties or to pay the insurance premia or other sums referred to above, the Lenders may get the properties insured or pay the insurance premia and other sums referred to above, as the case may be.

(Vi)      LOSS OR DAMAGED BY UNCOVERED RISKS

  Promptly inform the Lead Institution of any loss or damage which the Borrower may suffer due to any force majeure circumstances or act of God such as earthquake, flood, tempest or typhoon, etc. against which the Borrower may not have insured its properties.

(vii)       COSTS AND CHARGES

  Pay all taxes, duties, cesses, costs, charges and expenses in connection with or relating to the Loan transaction (including cost of investigation of title and protection of the Lenders' interest). In the event of the Borrower failing to pay the aforesaid monies, the Lenders/Lead Institution shall be at liberty but shall not be obliged to pay the same.

(viii)        ANNUAL ACCOUNTS


  Submit to each of the Lenders its duly audited annual accounts within six months from the close of its accounting year. In case statutory audit (if required) is not likely to be completed during this period, the Borrower shall get its accounts audited by an independent firm of Chartered Accountants and furnish the same to the Lead Institution.

(ix)      MEMORANDUM AND ARTICLES OF ASSOCIATION

  Carry out such alterations to its Memorandum and Articles of Association as may be deemed necessary in the opinion of the Lead Institution to safeguard the interests of the Lenders arising out of the Loan Agreement.

(x)      SELLING AND PURCHASING ARRANGEMENTS

  Undertake that if so required by the Lead Institution, the Borrower shall take steps to suitably modify or terminate the existing selling/purchasing arrangements in such manner as may be required by the Lead Institution. The Borrower shall not enter into any fresh agreement for the appointment of sole selling agents/sole purchasing agents without the prior approval of the Lead Institution. Any such arrangement shall he subject to such terms and conditions as may be stipulated by the Lead Institution.


SECTION 7.4 - NOMINEE DIRECTOR

  (i) Each of the Lenders shall have the right to appoint and remove from time to time, Director(s) on the Board of Directors of the Borrower as set out in the Loan Agreement (such directors are hereinafter referred to as 'Nominee Director(s)').

  (ii) The Nominee Director(s) shall not be required to hold qualification shares and not be liable to retire by rotation.

  (iii) The Nominee Director(s) shall be entitled to all the rights and privileges of other Directors including the sitting fees and expenses as payable to other Directors but if any other fees, commission, monies or remuneration in any form is payable to the Directors, the fees, commission, monies and remuneration in relation to such Nominee Director(s) shall accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lead Institution for the account of the concerned Lender. Provided that, if any such Nominee Director(s) is an officer of the Lenders, the sitting fees in relation to such Nominee Director(s) shall also accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lead Institution for the account of the concerned Lender.


  Any expenditure incurred by the Lenders or the Nominee Director(s) in connection with his appointment or directorship shall be borne by the Borrower.

  (iv) The Nominee Director(s) shall be appointed a Member of the Management Committee or other Committees of the Board, if so desired by the Lenders.


  (v) The Nominee Director(s) shall be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any Committees of the Board of which he is a member.

  (vi) If, at any time, the Nominee Director(s) is not able to attend a meeting of the Board of Directors or any of its Committees of which he is a member, the Lenders may depute an observer to attend the meeting. The expenses incurred by the Lenders in this connection shall be borne by the Borrower.


SECTION 7.5 - MANAGEMENT

         Unless the Lead Institution otherwise agrees:

                                       15
(i)     EXISTING MANAGEMENT

          The Borrower shall not remove any person, by whatever name called, exercising substantial powers of management of the affairs of the Borrower at the time of execution of the Loan Agreement.

(ii)     PAYMENT OF REMUNERATION

          The person(s) referred to in (i) above shall not be paid any commission in any year unless all the dues of the Lenders in that year have been paid to the satisfaction of the Lead Institution.

(iii)     PAYMENT OF COMPENSATION

          The Borrower shall not pay any compensation to any of the persons mentioned in (i) above in the event of loss of his/their office(s) for any reason whatsoever if there is a default in repayment of dues to the Lenders.

(iv)     UNDERTAKINGS

          The Borrower shall obtain suitable undertakings for giving effect to
(ii) and (iii) above from the persons mentioned in (i) above. The appointment/reappointment including terms of appointment (or alteration in such terms) of the persons mentioned in (i) above shall be subject to the prior approval of the Lead Institution.

(v)      FUTURE ARRANGEMENT

          The Borrower shall, as and when required by the Lead Institution, appoint and change to the satisfaction of the Lead Institution suitable technical, financial and executive staff of proper qualifications and experience for the key posts. The terms of such appointments including any changes therein, shall be subject to prior approval of the Lead Institution.

(vi)     REVIEW OF MANAGEMENT

          In case of default in payment of any dues to the Lenders or if in the opinion of the Lead Institution the business of the Borrower is conducted in a manner opposed to the public policy or in a manner prejudicial to the Lenders' interest, the Lead Institution shall have the right to review the management set up or organisation of the Borrower and to require the Borrower to restructure it as may be considered necessary by the Lead Institution, including the formation of Management Committees with such powers and functions as may be considered suitable by the Lead Institution.

(vii)    APPOINTMENT OF TECHNICAL/MANAGEMENT CONSULTANTS/CHARTERED ACCONTANTS

          The Lead Institution shall have the right to appoint, whenever it considers necessary, any person, firm, company or association of persons engaged in technical, management or any other consultancy business to inspect and examine the working of the Borrower and its factory and to report to the Lead Institution. The Lead Institution shall have the right to appoint, whenever it considers necessary, any Chartered Accountants/Cost Accountants as auditors for carrying out any specific assignments) or to examine the financial or cost accounting systems and procedures adopted by the Borrower for its working or as concurrent or internal auditors, or for conducting a special audit of the Borrower. The costs, charges and expenses including professional fees and travelling and other expenses of such consultants or auditors shall be payable by the Borrower.

(viii)           COMMITTEES OF BOARD

                 The Borrower shall constitute such committees of the Board with such composition and functions as may be required by the Lead Institution for close monitoring of different aspects of its working.

(ix)             UNDERTAKINGS FOR NON-DISPOSAL OF SHAREHOLDINGS

The Borrower shall not recognise or register any transfer of shares in the Borrower's capital made or to be made by promoters, their friends or associates as may be specified by the Lead Institution. The Borrower shall obtain and furnish to the Lead Institution suitable undertakings from such person for giving effect to the above.

                                  ARTICLE VIII
                                    REPORTS

Section 8 - The Borrower shall furnish to the Lenders such reports at may be required by the Lenders.

                                   ARTICLE IX
                                   INSPECTION
Section 9 - The Borrower shall,

a) PROJECT EXPENDITURE RECORDS

Maintain records and procedures adequate to record and monitor the progress of the Project (including its cost and the benefits to be derived from it) to identify the goods and services financed out of the Loan, to disclose their use in the Project and the operations and financial condition of the

Borrower and such records shall be open to examination by the Lenders, the Foreign Lending Agency and their authorised representatives.

b)               TECHNICAL, FINANCIAL AND LEGAL INSPECTIONS

       (i) Permit the Lenders, by themselves or jointly with the Foreign Lending Agency and their authorised representatives, to carry out technical, financial and legal inspections of the goods purchased out of the Loans and to visit any facilities and construction sites included in the Project and to examine any plants, installations, sites, works, buildings, property, equipment, records and documents relevant to the performance of the obligations of the Borrower under the Loan Agreement. Any such representative of the Lenders and/or the Foreign Lending Agency shall have free access at all reasonable times to the Borrower's properties and shall receive full cooperation and assistance from the employees of the Borrower.

       (ii) Permit any whole-time officer of the Lenders or any authorised representative of the Foreign Lending Agency or a qualified practising Auditor to examine the Borrower's books and papers and will give all facilities to enable any technically qualified person chosen by tile Lenders or the Foreign Lending Agency to report on the business of the Borrower at any time.

Provided that, if the technically qualified person is not a whole-time employee of the Lenders or an authorised representative of the Foreign Lending Agency such technically qualified person shall be reasonably acceptable to the Borrower having regard to his other activities, if any.

       (iii) The cost of inspection, including travelling and all other expenses, shall be payable by tile Borrower to the Lenders/the Foreign Lending Agency in this behalf.


                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

Section 16.1 If one or more of the events specified in this Section (hereinafter called 'events of default') happen(s), the Lead Institution or the Lenders or any of them may, by a notice in writing to the Borrower, declare the principal of and all accrued interest on the Loans to be due and payable forthwith and the security created in terms of Article III of, the Loan Agreement shall become enforceable and the Lenders shall have the following rights (anything in the Loan Agreement to the contrary notwithstanding) namely:

       (i)  to enter upon and take possession of the assets of the Borrower; and

       (ii) to transfer the assets of the Borrower by way of lease or leave and licence or sale.

EVENTS OF DEFAULT

                 a) DEFAULT IN PAYMENT OF PRINCIPAL SUMS OF THE LOANS

Default has occurred in the payment of principal sums of the Loans on the due dates.

                 b) DEFAULT IN PAYMENT OF INTEREST

Default has been committed by the Borrower in payment of any instalment of interest on the Loans and such default has continued for a period of thirty days.

                 c) ARREARS OF INTEREST

Interest amounting to at least Rs. 500 has been in arrears and unpaid for thirty days after becoming due.

                 d) DEFAULT IN PERFORMANCE OF COVENANTS AND CONDITIONS

Default has occured in the performance of any other covenant, condition or agreement on the part of the Borrower under the Loan Agreement or any other agreement and such default has continued for a period of thirty days after notice in writing thereof has been given to the Borrower by the Lenders/Lead Institution.

                 e) SUPPLY OF MISLEADING INFORMATION

Any information given by the Borrower in its Loan Application, in the reports and other information furnished by the Borrower in accordance with the Reporting System and the warranties given/deemed to have been given by the Borrower to the Lenders/Lead Institution is misleading or incorrect in any material respect.

                 f) INABILITY TO PAY DEBTS

If, there is reasonable apprehension that the Borrower is unable to pay its debts or proceedings for taking it into liquidation, either voluntarily or compulsorily, may be or have been commenced.

                 g) INADEQUATE INSURANCE

If, the properties and assets offered to the Lenders as security for the Loans have not been kept insured by the Borrower or depreciate in value to such an extent that, in the opinion of the Lead Institution, further security to the satisfaction of the Lead Institution should be given and on advising the Borrower to that effect such security has not been given to the Lenders.

                 h) SALE, DISPOSAL AND REMOVAL OF ASSETS

                 If, without the prior approval of the Lead Institution any land, buildings, structures or plant and machinery of the Borrower are sold, disposed of, charged, encumbered or alienated or the said buildings, structures, machinery, plant or other equipment are removed, pulled down or demolished.

                 i) REFUSAL TO DISBURSE LOANS BY OTHER FINANCIAL INSTITUTIONS

                 If the other financial institutions or bank(s) with whom the Borrower has entered into agreements for financial assistance have refused to disburse its/their loan(s) or any part thereof or have recalled its/their loan(s) under their respective loan agreement(s) with the Borrower.

                 j) PROCEEDINGS AGAINST BORROWER

                 The Borrower has voluntarily or involuntarily become the subject of proceedings under any bankruptcy or insolvency law or the Borrower is voluntarily or involuntarily dissolved.

                 k) INABILITY T0 PAY DEBTS ON NATURITY

                 The Borrower is unable or has admitted in writing its inability to pay its debts as they mature.

                 l) LIQUIDATION OR DISSOLUTION OF THE BORROWER

                 The Borrower has taken or suffered to be taken any action for its reorganisation, liquidation or dissolution.

                 m) APPOINTMENT OF RECEIVER OR LIQUIDATOR

                 A receiver or liquidator has been appointed or allowed to be appointed of all or any part of the undertaking of the Borrower.

                 n) ATTACHMENT OR DISTRAINT ON MORTGAGED PROPERTIES

                 If, an attachment or distraint has been levied on the mortgaged properties or any part thereof or certificate proceedings have been taken or commenced for recovery of any dues from the Borrower.

                 o) EXTRAORDINARY CIRCUMSTANCES

                 If, extraordinary circumstances have occured which make it improbable for the Project to be carried out and for the Borrower to fulfill its obligations under the Loan Agreement.


Section 10.2    CONSEQUENCES OF DEFAULT

                 On the happening of any of the events of default, in addition to the rights specified in Section 10.1 hereof, each of the Lenders shall be entitled to appoint and remove from time to time Whole-time Director(s) on the Board of Directors of the Borrower (such Director (s) are hereinafter referred to as "the Whole-time Nominee Director(s)"). Such Whole-time Nominee Director(s) shall exercise such powers and duties as may be approved by the Lenders and have such rights as are usually exercised by or are available to a Whole-time Director in the management of the affairs of the Borrower. Such Whole-time Nominee Director(s) shall not be required to hold qualification shares nor be liable to retire by rotation and shall be entitled to receive such remuneration, fees, commission and monies as may be approved by the Lead Institution. Such Whole-time Nominee Director(s) shall have the right to receive notices of and attend all General meetings and Board Meetings or any committee(s) of the Borrower of which they are members.

                 Any expense that may be incurred by the Lenders or such Whole-time Nominee Director(s) in connection with their appointment or directorship shall be paid or reimbursed by the Borrower to the Lenders or as the case may be, to such Whole-time Nominee Director(s).


Section 10.3  NOTICE TO THE LENDERS ON THE HAPPENING OF AN EVENT OF DEFAULT

                 If, any event of default or any event which, after the notice, or lapse of time, or both, would constitute an event of default has happened, the Borrower shall, forthwith give notice thereof to the Lead Institution in writing specifying the nature of such event of default, or of such event.


Section 10.4  EXPENSES OF PRESERVATION OF ASSETS OF BORROWER AND OF COLLECTION

                 All expenses incurred by the Lenders after an event of default has occurred in connection with:-

        (i) preservation of the Borrower's assets (whether then or thereafter existing) and

       (ii) collection of amounts due under the Loan Agreement shall be payable by the Borrower.

                                   ARTICLE XI

                    CANCELLATION, SUSPENSION AND TERMINATION

Section 11.1  CANCELLATION BY NOTICE TO THE LENDERS

                 The Borrower may, by notice in writing to the Lead Institution, cancel the Loans or any part thereof which the Borrower has not withdrawn prior to the giving of such notice. Provided that such cancellation shall be pro-rata for each Lender.

Section 11.2  SUSPENSION

                 Further access by the Borrower to the use of the Loans may be suspended or terminated by the Lenders/Lead Institution:

a)      NON-COMPLIANCE OF TERMS AND CONDITIONS

                 Upon failure by the Borrower to carry out all or any of the terms of the Loan Agreement or on the happening of any event of default referred to in Article X hereof.

b)      EXTRAORDINARY SITUATION

                 If, any extra ordinary situation makes it improbable that the Borrower would be able to perform its obligations under the Loan Agreement.

c)      ASSIGNMENT OR TRANSFER OF PROPERTIES T0 RECEIVER, ASSIGNEE, ETC.

                 If, the Borrower takes or permits to be taken any action or proceedings whereby any of its properties shall or may be assigned or, in any manner, transferred or delivered to any receiver, assignee ' liquidator or other person, whether appointed by the Borrower or by any Court of Law, whereby such property shall or may be distributed among the creditors of the Borrower or the Borrower suffers any charge to be created over its properties in any legal proceedings.

d)      CHANGE IN THE BORROWER'S SET-UP

                 If, any chance in the Borrower's set-up has taken place which, in the opinion of the Lead Institution (which shall be final and binding on the Borrower), would adversely affect the conduct of the Borrower's business or the financial position or the efficiency of the Borrower's management or personnel or the execution of the Project.

e)      DENIAL OF ACCESS

                 If, for any reason, the Lenders are denied further access to their loan(s) facility from the Foreign Lending Agency.


Section 11.3  SUSPENSION TO CONTINUE TILL DEFAULT REMEDIED

                 The right of the Borrower to make withdrawals from the Loans shall continue to be suspended until the Lead Institution has notified the Borrower that the right to make withdrawals has been restored.

Section 11.4  TERMINATION

                 If any of the events described above or in Article X hereof has been continuing or if the right of the Borrower to make withdrawals from the Loans shall have been suspended with respect to any amount of the Loans for a continuous period of thirty days or if the Borrower has not withdrawn the Loans by the date referred to in the Loan Agreement or such later date as may be agreed to by the Lenders or if the Lenders are denied access to their loan(s) by the Foreign Lending Agency, then, in such event, the Lead Institution may, by notice in writing to the Borrower, terminate the right of the Borrower to make withdrawals. Upon such notice, the undrawn amount of the Loans shall stand cancelled. Notwithstanding any cancellation, suspension or termination pursuant to the aforesaid provisions, all the provisions of the Loan Agreement shall continue to be in full force and effect as herein specifically provided.


                                  ARTICLE XII

                                    WAIVER

Section 12.   WAIVER NOT TO IMPAIR THE RIGHTS OF THE LENDERS

        No delay in exercising or omission to exercise any right, power or remedy accruing to the Lenders/Lead Institution upon any default under the Loan Agreement, security documents or any other agreement or document shall impair any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of the Lenders/Lead Institution in respect of any default or any acquiescence by them in any default, affect or impair any right, power or remedy of the Lenders/Lead Institution in respect of any other default.

                                ARTICLE XIII

                        APPLICABILITY OF OTHER STATUTES

Section 13.   APPLICATION OF OTHER STATUTES

        Nothing contained in the Loan Agreement shall prejudice or in any way affect the rights vested in the Lenders under the Industrial Development Bank of India Act, 1964 (18 of 1964), Industrial Finance Corporation Act, 1948 (15 of
1948), or any other statute.

                                  ARTICLE XIV
                                 MISCELLANEOUS

Section 14.1  SERVICE OF NOTICE

        Any notice or request to be given or made to the Lenders/Lead Institution or to the Borrower or to any other party shall be in writing.
Such notice or request shall be deemed to have been given or made when it is delivered by hand or despatched by mail or telegram to the party to which it is required to be given or made at such party's designated address.


Section 14.2  EVIDENCE OF DEBT

                 a) Each of the Lenders shall maintain, in accordance with their usual practice, accounts evidencing the amounts from time to time lent by and owing to them under the Loan Agreement.

                 b) In any legal action or proceedings arising out of or in connection with the Loan Agreement, the entries made in the accounts maintained pursuant to sub-clause (a) above shall be prima-facie evidence of the existence and amount of obligations of the Borrower as therein recorded.


Section 14.3  BENEFIT OF THE LOAN AGREEMENT

        The Loan Agreement shall be binding upon and enure to the benefit of each party thereto and its successors and assigns.


Section 14.4  HEADINGS

        The headings of various Articles and Sections herein and in the Loan Agreement are inserted for convenience of reference and are not deemed to affect the construction of the relative provisions.

The Industrial Credit and Investment
  Corporation of India Limited


Dear Sirs,

             Foreign Currency Loan aggregating US$ 2550,000 equivalent to about Rs.803 lacs sanctioned by your Corporation to us


            With reference to the circular sent by you alongwith your sanction letter 07??400?? dated October 5, 1994 for the above mentioned Foreign Currency Loan, we do hereby undertake to your Corporation that we shall submit to your Corporation (Foreign Exchange Department) quarterly statement in the prescribed form as and when any part of the Foreign Currency Loan is drawn by us.

            We are aware that on the faith of the above undertaking given by us, you have agreed to consider our eligibility, inter alia, to provide the above mentioned Foreign Currency Loan and to sign the Heads of Agreement with your Corporation in respect of the same.


                                         Yours faithfully,


                                         Shri M.L. Tandon
                                             Director


Dated this 11th day of October, 1994.